Exhibit 99.2

La Cortez Energy, Inc.
Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 2, 2010 (the “Closing Date”), we entered into a Stock Purchase Agreement (the “SPA”) with Avante Petroleum S.A., a Luxembourg public limited liability company (“Avante”).  Pursuant to the terms of the SPA, we acquired all of the outstanding capital stock (the “Acquisition”) of Avante’s wholly owned subsidiary, Avante Colombia S.à.r.l., a Luxembourg private limited liability company (“Avante Colombia”), in exchange for 10,285,819 newly issued shares of our common stock (the “Purchase Price Shares”).  A portion of the consideration (1,500,000 shares) is held in escrow to secure the Sellers’ indemnification obligations under the SPA.

The following unaudited pro forma combined balance sheet combines balance sheet data for La Cortez Energy, Inc. (“La Cortez”) and Avante Colombia as of December 31, 2009 as if the acquisition had been completed on December 31, 2009. The following unaudited pro forma combined statement of operations combines the statements of operations data for La Cortez and Avante Colombia for the year ended December 31, 2009 as if the acquisition had been completed on January 1, 2009. The unaudited pro forma financial information is based upon the historical consolidated financial statements of La Cortez and the historical consolidated financial statements of Avante Colombia and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of La Cortez that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of La Cortez at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of La Cortez and Avante Colombia or costs that may be incurred in integrating La Cortez and Avante Colombia. The unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in La Cortez’s Annual Report on Form 10-K for the period ended December 31, 2009, which is on file with the SEC, and the historical consolidated financial statements and related notes of Avante Colombia included in this Form 8-K/A.

La Cortez Energy, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2009

	Historical		Pro Forma		Pro Forma
	La Cortez	Avante Colombia	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,376,585	$258,110	$-		$2,634,695
Accrued oil receivables	189,835	-	-		189,835
Employee advances	26,294	-	-		26,294
Prepaid expenses and other current assets	19,519	43,151	-		62,670
Total current assets	2,612,233	301,261	-		2,913,494
Oil properties, net	2,406,405	5,213,351	4,595,119	(a)	12,214,875
Other property and equipment, net	204,206	55,440	-		259,646
Goodwill	-	-	5,792,577	(b)	5,792,577
Restricted cash	2,672,500	-	-		2,672,500
Total assets	$7,895,344	$5,570,052	$10,387,696		$23,853,092

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities:
Accounts payable	$2,518,565	$30,960	$-		$2,549,525
Accrued liabilities	267,155	235,810	-		502,965
Income tax payable	-	54,686	-		54,686
Derivative warrant instruments	7,500,138	-	-		7,500,138
Total current liabilities	10,285,858	321,456	-		10,607,314
Asset retirement obligation	3,860	186,924	-		190,784
Payable to related parties	-	164,368	-		164,368
Total liabilities	10,289,718	672,748	-		10,962,466
Shareholders' equity (deficit):
Preferred stock	-	-	-		-
Common stock	25,429	9,691,403	(9,691,403)	(c)	35,715
			10,286	(c)
Additional paid-in capital	11,396,506	-	15,274,714	(c)	26,671,220
Accumulated deficit	(13,816,309)	(4,794,099)	4,794,099	(c)	(13,816,309)
Total shareholders' equity (deficit)	(2,394,374)	4,897,304	10,387,696		12,890,626
Total liabilities and shareholders' equity (deficit)	$7,895,344	$5,570,052	$10,387,696		$23,853,092

See notes to the unaudited pro forma combined financial information.

La Cortez Energy, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2009

	Historical		Pro Forma		Pro Forma
	La Cortez	Avante Colombia	Adjustments		Combined
Oil revenues	$189,835	$-	$-		$189,835

Costs and expenses:
Operating costs	421,693	164,816	-		586,509
Depletion and depreciation	364,787	34,581	-		399,368
Impairment of oil and gas properties	6,403,544	-	-		6,403,544
Accretion expense	156	-	-		156
Loss from terrorism	-	115,602	-		115,602
General and administrative	3,274,786	451,850	-		3,726,636
Total costs and expenses	10,464,966	766,849	-		11,231,815
Loss from operations	(10,275,131)	(766,849)	-		(11,041,980)

Non-operating income (expense)	133,401	(476,538)	-		(343,137)

Loss before income taxes	(10,141,730)	(1,243,387)	-		(11,385,117)

Income taxes	(656)	(40,054)	-		(40,710)

Net loss	$(10,142,386)	$(1,283,441)	$-		$(11,425,827)

Loss per share
Basic and diluted loss per share	$(0.47)				$(0.36)

Basic and diluted weighted average common shares outstanding	21,625,442		10,285,819	(d)	31,911,261

See notes to the unaudited pro forma combined financial information.

La Cortez Energy, Inc.
Notes to Unaudited Pro Forma Combined Financial Information

1. Basis of Pro Forma Presentation

The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2009. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of potential contingencies, which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

2. Preliminary Purchase Price Allocation

The purchase price of the assets acquired from Avante Colombia was 10,285,819 shares of La Cortez common stock valued at $15,285,000. The allocation of the purchase price and the purchase price accounting is based upon preliminary estimates of the assets and liabilities acquired on March 2, 2010 in accordance with ASC topic 805, Business Combinations.

The allocation of the purchase price is estimated as follows:

Cash	$289,937
Accounts receivable	3,653
Prepaid expenses and other current assets	43,001
Unproved oil and gas properties	9,808,470
Other fixed assets	48,743
Goodwill	5,591,422
15,785,226
Accounts payable and other current liabilities	(313,071)
Asset retirement obligation	(187,155)

Purchase price	$15,285,000

3. Pro Forma Adjustments

The unaudited pro forma combined financial statements include the following pro forma entries and assumptions:

(a)	Adjustment to record oil and gas properties at fair market value as of the date of the unaudited pro forma financial statements.
(b)
Adjustment to record goodwill of $5,792,577 as of the date of the unaudited pro forma financial statements as a result of the purchase price consideration in excess of the fair value of assets acquired and liabilities assumed.

(c)
Adjustment to record the removal of the existing common stock and accumulated deficit of Avante Colombia and to record the common stock of $10,286 and Additional Paid-in Capital of $15,274,714 related to the issuance of 10,285,819 shares of La Cortez common stock.

(d)	Adjustment to record the weighted impact of 10,285,819 shares of La Cortez common stock issued in connection with the acquisition for the period from January 1, 2009 to December 31, 2009.